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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001 relating to the financial statements which appears in the 2000 Annual Report to Shareholders of Mattel, Inc., which is incorporated by reference in Mattel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 31, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
--------------------------------

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
July 12, 2001